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                            MONITORING AGREEMENT

                  This Monitoring Agreement (this "Agreement"), dated as of October 29, 1997, between American Axle & Manufacturing of Michigan, Inc., a Michigan corporation (together with its subsidiaries, the "Company"), and Blackstone Management Partners L.P., a Delaware limited partnership ("Blackstone").

                  WHEREAS, Blackstone, by and through itself, its affiliates and their respective officers, employees and representatives, has expertise in the areas of management, finance, strategy, investment, acquisitions and other matters relating to the business of the Company; and

                  WHEREAS, the Company desires to avail itself, for the term of this Agreement, of the expertise of Blackstone in the aforesaid areas and Blackstone wishes to provide the services to the Company as herein set forth.

                  NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions contained herein, the parties hereto agree as follows:

                  1. Appointment. The Company hereby appoints Blackstone to render the advisory and consulting services described in Section 2 hereof for the term of this Agreement.

                  2. Services. Blackstone hereby agrees that during the term of this Agreement it shall render to the Company and its subsidiaries, by and through itself, its affiliates, and their respective officers, members, employees and representatives as Blackstone in its sole discretion shall designate from time to time, advisory and consulting services in relation to the affairs of the Company and its subsidiaries in connection with ongoing strategic and operational oversight of the Company, including, without limitation, (i) advice in designing financing structures and advice regarding relationships with the Company's lenders and bankers; (ii) advice regarding the structure and timing of public offerings of debt and equity securities of the Company; (iii) advice regarding property dispositions or acquisitions; and
(iv) such other advice directly related or ancillary to the above financial advisory services as may be reasonably requested by the Company. It is expressly agreed that the services to be performed hereunder shall not include investment banking or other financial advisory services rendered by Blackstone or its affiliates to the Company in connection with any specific acquisition, divestiture, refinancing or recapitalization by the Company or any of its subsidiaries. Blackstone may be entitled to receive additional compensation for providing services of the type specified in the preceding sentence by mutual agreement of the Company or such subsidiary and Blackstone.

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                                                                              2

                  3. Fees. In consideration of the services contemplated by
Section 2, for the term of this Agreement, the Company and its successors agree to pay to Blackstone an annual monitoring fee (the "Monitoring Fee")

which will be paid semi-annually and in advance. The first payment of $838,356 shall be paid on the Closing Date (as defined in the Recapitalization and Stock Purchase Agreement, dated as of September 19, 1997, between the Company, American Axle & Manufacturing, Inc., AAM Acquisition, Inc., Jupiter Capital Corporation, Richard E. Dauch and Morton E. Harris). On each March 31 and September 30, the Company shall pay Blackstone $1 million. In addition, on each March 31 commencing on March 31, 1999, the Company shall pay Blackstone an amount equal to 1% of EBITDA (as defined below) for the most recently completed fiscal year less $2,000,000 (if such amount is positive). For purposes of this Section 3, "EBITDA" shall have the meaning set forth in the Credit Agreement, dated as of October 27, 1997 among the Company, American Axle & Manufacturing, Inc., the lenders named therein, The Chase Manhattan Bank, as administrative agent and collateral agent and Chase Manhattan Bank Delaware, as fronting bank (the "Credit Agreement").

                  4. Reimbursements. In addition to the Monitoring Fee payable pursuant to this Agreement, the Company shall pay directly or reimburse Blackstone for its Out-of-Pocket Expenses (as defined below). Promptly following the Company's request therefor, Blackstone will provide written back-up relating to any Out-of-Pocket Expenses to be paid or reimbursed by the Company pursuant to this Agreement. For the purposes of this Agreement, the term "Out-of-Pocket Expenses" shall mean the reasonable out-of-pocket costs and expenses incurred by Blackstone or its affiliates in connection with the services rendered hereunder, including, without limitation, (i) fees and disbursements of any independent professionals and organizations, including independent accountants, outside legal counsel or consultants, (ii) costs of any outside services or independent contractors such as financial printers, couriers, business publications, on-line financial services or similar services, (iii) research and research related expenses and (iv) transportation, per diem costs, word processing expenses or any similar expense not associated with its ordinary operations. All reimbursements for Out-of-Pocket Expenses shall be made promptly upon or as soon as practicable after presentation by Blackstone to the Company of a written statement thereof.

                  5. Indemnification. The Company will indemnify and hold harmless Blackstone, its affiliates and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives (each such person being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, whether joint or several (the "Liabilities"), related to, arising out of or in connection with the advisory and consulting services contemplated by this Agreement or the

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                                                                              3

engagement of Blackstone pursuant to, and the performance by Blackstone of the services contemplated by, this Agreement, whether or not pending or threatened, whether or not an Indemnified Party is a party, whether or not resulting in any liability and whether or not such action, claim, suit, investigation or proceeding is initiated or brought by the Company. The Company will reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, provided that, subject to the following sentence, the Company shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment. Any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense, and in any action, claim, suit, investigation or proceeding in which both the Company and/or one or more of its subsidiaries, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the expense of the Company and to control its own defense of such action, claim, suit, investigation or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Company, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable. The Company agrees that it will not, without the prior written consent of the applicable Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, suit, investigation, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the applicable Indemnified Party and each other Indemnified Party from all liability arising or that may arise out of such claim, suit, investigation, action or proceeding. Provided the Company is not in breach of its indemnification obligations hereunder, no Indemnified Party shall settle or compromise any claim subject to indemnification hereunder without the consent of the Company. The Company will not be liable under the foregoing indemnification provision with respect to any Indemnified Party, to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted primarily from the gross negligence or willful misconduct of Blackstone. If an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined

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                                                                              4

that the Liabilities in question resulted primarily from the gross negligence or willful misconduct of Blackstone.

                  The Company agrees that if any indemnification sought by any Indemnified Party pursuant to this Section 5 is unavailable for any reason or is insufficient to hold the Indemnified Party harmless against any Liabilities referred to herein, then the Company shall contribute to the Liabilities for which such indemnification is held unavailable or insufficient in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company, on the one hand, and Blackstone, on the other hand, in connection with the transactions which gave rise to such Liabilities or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of the Company, on the one hand, and Blackstone, on the other hand, as well as any other equitable considerations, subject to the limitation that in any event the aggregate contribution by the Indemnified Parties to all Liabilities with respect to which contribution is available hereunder shall not exceed the fees actually received by Blackstone in connection with the transaction which gave rise to such Liabilities (excluding any amounts paid as reimbursement of expenses).

                  6. Accuracy of Information. The Company shall furnish or cause to be furnished to Blackstone such information as Blackstone believes appropriate to its assignment (all such information so furnished being the "Information"). The Company recognizes and confirms that Blackstone (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same, (ii) does not assume responsibility for the accuracy or completeness of the Information and such other information and (iii) is entitled to rely upon the Information without independent verification.

                  7. Term. This Agreement shall be effective as of the date hereof and shall continue until Blackstone and its affiliates beneficially own less than one-half the percentage of the aggregate voting power represented by the issued and outstanding capital stock beneficially owned by Blackstone and its affiliates on the Closing Date (such termination date, the "Termination Date"), provided that Section 4 shall remain in effect with respect to Out-of-Pocket Expenses incurred prior to the Termination Date. The provisions of Sections 5, 7 and 9 and otherwise as the context so requires shall survive the termination of this Agreement.

                  8. Permissible Activities. Subject to applicable law, nothing herein shall in any way preclude Blackstone, its affiliates or their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents or representatives from engaging in

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                                                                              5

any business activities or from performing services for its or their own account or for the account of others, including for companies that may be in competition with the business conducted by the Company.

                  9.  Miscellaneous.

                           (a)  No amendment or waiver of any provision of
this Agreement, or consent to any departure by either party hereto from any such provision, shall be effective unless the same shall be in writing and signed by all of the parties hereto. Any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The waiver by any party of any breach of this Agreement shall not operate as or be construed to be a waiver by such party of any subsequent breach.


                           (b)  Any notices or other communications required
or permitted hereunder shall be sufficiently given if delivered personally or sent by telecopier, Federal Express, or other overnight courier, addressed as follow or to such other address of which the parties may have given notice:

If to Blackstone:                   Blackstone Management Partners L.P.
                                    345 Park Avenue, 31st Floor
                                    New York, New York  10154
                                    Attention:  David A. Stockman
                                    Telecopy:   (212) 754-8704
                                    Telephone:  (212) 836-9805

If to the Company:                  American Axle & Manufacturing
                                    of Michigan, Inc.
                                    1840 Holbrook Avenue
                                    Detroit, Michigan 48212
                                    Attention:  General Counsel
                                    Telecopy:   (313) 974-2000
                                    Telephone:  (765) 974-3204

Unless otherwise specified herein, such notices or other communications shall be deemed received (i) on the date delivered, if delivered personally or sent by telecopier, and (ii) one business day after being sent by Federal Express or other overnight courier.

                           (c)  This Agreement shall constitute the entire
agreement between the parties with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

                           (d)  This Agreement shall be governed by, and
construed and interpreted in accordance with, the laws of the State of New York. This Agreement shall inure to the benefit of, and be binding upon, Blackstone, the Company and their respective

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                                                                              6

successors and assigns. The provisions of Section 5 shall inure to the benefit of each Indemnified Party.

                           (e)  This Agreement may be executed by one or more
parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                           (f)  The waiver by any party of any breach of this
Agreement shall not operate as or be construed to be a waiver by such party of any subsequent breach.

                           (g)  Any provision of this Agreement which is
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or agents as of the date first above written.

                                AMERICAN AXLE & MANUFACTURING OF MICHIGAN, INC.

                                By:  /s/ Richard E. Dauch
                                    ---------------------------------
                                Name: Richard E. Dauch
                                Title: President


                                BLACKSTONE MANAGEMENT PARTNERS L.P.

                                By:  Blackstone Management Partners
                                     L.L.C., its General Partner

                                By:   /s/ David A. Stockman
                                    ----------------------------------
                                    Name:   David A. Stockman
                                    Title:  Member